EXHIBIT 5.1

                       Opinion of Sierchio & Company, LLP



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                            SIERCHIO & COMPANY, LLP.
                                    Attorneys
                        150 East 58th Street, 25th Floor
                            New York, New York 10155
               Telephone: (212) 446-9500 Facsimile: (212) 446-9504

                                                   December 11, 2000
E.Deal.net, Inc.
1628 West 1st Ave., Suite 214
Vancouver, British Columbia, Canada V6J 1G1

     Re: E.Deal.net, Inc.--Registration Statement on Form SB-2

Dear Sir or Madam:

     We have acted as counsel for E.Deal.net, Inc., a corporation existing under the laws of the State of Delaware (the "Company") in connection with the reparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of up to 5,000,000 shares of the Company's common shock, $0.001 par value (the "Common Shares"). In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws,
(ii) the Company's Certificate of Amendment of the Certificate of Incorporation, and (iii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

     Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable. We are members of the bar of the States of New York and New Jersey and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York.

     We hereby consent to the reference to this firm under the caption "Interests of Named Experts and Counsel" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          Sierchio & Company, LLP
                                          By: /s/ Joseph Sierchio
                                              ---------------------------
                                              Joseph Sierchio


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                                  EXHIBIT 23.1

                        Consnet of Serchio & Company LLP

                            Included in Exhibit 5.1